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                                 EXHIBIT 23.2
                                 ------------

              Consent of Independent Certified Public Accountants

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-54990) and Form S-8 (No. 33-73350) (pertaining to the 1992 Stock Option Plan; the Registration Statement on Form S-8 (No. 33-54986) pertaining to the 1992 Director Stock Option Plan; the Registration Statement on Form S-8 No. 33-57958) pertaining to the 1992 Employee Stock Purchase Plan; and Registration Statement on Form S-8 (No. 33-22423) pertaining to the 1992 Employee Stock Purchase Plan, the 1992 Stock Option Plan, and the 1994 Stock Incentive Plan of our report dated July 31, 1997, except for the Note 12, as to which the date is August 27, 1997, with respect to the consolidated financial statements incorporated by reference in this Annual Report (Form 10-K/A) for the year ended June 30 1997.

/s/ Ernst & Young LLP
Ernst & Young LLP
Tampa, Florida
September 23, 1998